As filed with the Securities and Exchange Commission on September 13, 2013.

Registration No. 333-185096

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0963637
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Mittel Drive Wood Dale, Illinois	60191
(Address of Principal Executive Offices)	(Zip Code)

POWER SOLUTIONS INTERNATIONAL, INC. 2012 INCENTIVE COMPENSATION PLAN

(Full Title of the plan)

Gary S. Winemaster

Chief Executive Officer and President

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, IL 60191

(Name and address of agent for service)

(630) 350-9400

(Telephone number, including area code, of agent for service)

Copies to:

Mark D. Wood, Esq. Katten Muchin Rosenman LLP 525 West Monroe Street, Suite 1900 Chicago, Illinois 60661-3693 (312) 902-5200	Catherine V. Andrews, Esq. Power Solutions International, Inc. General Counsel 201 Mittel Drive Wood Dale, Illinois 60191 (630) 350-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value	700,000 shares	$56.58	$39,606,000	$5,402.26

(1)	This registration statement registers additional securities issuable pursuant to the Power Solutions International, Inc. 2012 Incentive Compensation Plan (the “Plan”), the other securities issuable under which are registered under a previously filed registration statement on Form S-8. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also covers an indeterminate number of additional shares of the registrant’s common stock which may be issued under the adjustment provisions of the Plan.
(2)	Based upon the average of the high and low prices per share of common stock of the registrant on September 11, 2013, as reported by the NASDAQ Capital Market, solely for the purpose of calculating the registration fee. The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act.

Introduction

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Power Solutions International, Inc. 2012 Incentive Compensation Plan is effective. In accordance with General Instruction E to Form S-8, Power Solutions International, Inc. (the “Company”) incorporates by reference the contents of the Company’s registration statement on Form S-8, Registration File No. 333-185096, filed with the Securities and Exchange Commission (the “Commission”) on November 21, 2012.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description

5.1	Opinion of Katten Muchin Rosenman LLP with respect to the legality of securities

23.1	Consent of McGladrey LLP

23.2	Consent Deloitte & Touche LLP

23.3	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 13th day of September, 2013.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey
Chief Financial Officer (principal financial officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gary S. Winemaster, Daniel P. Gorey, Catherine V. Andrews, Mark D. Wood, and each of them severally, acting alone and without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Titles	Date
/s/ Gary S. Winemaster	Chief Executive Officer (principal executive officer),	September 13, 2013
Gary S. Winemaster	President and Chairman of the Board

/s/ Daniel P. Gorey	Chief Financial Officer (principal	September 13, 2013
Daniel P. Gorey	financial and accounting officer)

/s/ Kenneth W. Landini	Director	September 13, 2013
Kenneth W. Landini

Director
H. Samuel Greenawalt

/s/ Jay J. Hansen	Director	September 13, 2013
Jay J. Hansen

/s/ Mary E. Vogt	Director	September 13, 2013
Mary E. Vogt

INDEX TO EXHIBITS

Exhibit	Description

5.1	Opinion of Katten Muchin Rosenman LLP with respect to the legality of securities

23.1	Consent of McGladrey LLP

23.2	Consent Deloitte & Touche LLP

23.3	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages hereto)